Exhibit 99.1
TIME WARNER INC. REPORTS THIRD-QUARTER 2009 RESULTS
NEW YORK, November 4, 2009 — Time Warner Inc. (NYSE:TWX) today reported financial results for its third quarter ended September 30, 2009.
Chairman and Chief Executive Officer Jeff Bewkes said: “Time Warner is firmly on track to post solid results this year in spite of the tough economic environment. Driven by the better-than-expected performance at our Content Group this quarter, we’re raising our 2009 business outlook. We still expect to spin off AOL by the end of the year, and we’re making great progress on our other longer-term strategic priorities. At the same time, we’re investing even more in our businesses and increasing our direct returns to stockholders this year, while significantly strengthening our balance sheet. I’m confident that the new content-focused Time Warner will be well positioned to deliver steady and attractive stockholder returns in 2010 and beyond.”
Company Results(1)
In the quarter, Revenues declined 6% from the third quarter of 2008 to $7.1 billion. Lower revenues at the AOL, Publishing and Filmed Entertainment segments more than offset growth at the Networks segment.
Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”) was down 9% to $1.8 billion, as declines at the AOL and Publishing segments more than offset growth at the Networks and Filmed Entertainment segments. Operating Income decreased 10% to $1.4 billion.
For the Content Group (which consists of the Networks, Filmed Entertainment, Publishing and Corporate segments), Revenues were down 3%, Adjusted OIBDA decreased 1%, and Operating Income declined 2%.
For the first nine months of 2009, Cash Provided by Operations from Continuing Operations was $3.5 billion, and Free Cash Flow totaled $3.0 billion (reflecting a 61% conversion rate of Adjusted OIBDA). As of September 30, 2009, Net Debt was $10.4 billion, down $10.3 billion from $20.7 billion at the end of 2008, due primarily to the $9.3 billion special cash dividend received from Time Warner Cable Inc. on March 12, 2009, in connection with its separation from the Company, as well as the generation of Free Cash Flow.
Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) was $0.61 for the three months ended September 30, 2009, compared to $0.65 in last year’s third quarter. Diluted Income per Common Share from Continuing Operations was $0.55 for the three months ended September 30, 2009, compared to $0.63 in last year’s third quarter.(2)

(1)	On March 12, 2009, the Company completed the separation of Time Warner Cable Inc. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations for all periods presented.

(2)	All common share and per common share amounts in the current and prior periods reflect the Company’s 1-for-3 reverse stock split on March 27, 2009.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and nine months ended September 30, by line of business (millions).
Refer to “Use of Non-GAAP Financial Measures” and the reconciliations of Adjusted OIBDA to Operating Income (Loss) before Depreciation and Amortization (“OIBDA”) and the reconciliations of OIBDA to Operating Income (Loss) in this release for details.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(recast)(a)		(recast)(a)
Revenues:
Networks	$2,874	$2,731	$8,645	$8,216
Filmed Entertainment	2,780	2,881	7,746	8,285
Publishing	914	1,118	2,635	3,339
Intersegment eliminations	(202)	(153)	(561)	(485)

Total Content Group Revenues	6,366	6,577	18,465	19,355
AOL	777	1,012	2,448	3,197
Intersegment eliminations	(8)	(10)	(24)	(34)

Total Revenues	$7,135	$7,579	$20,889	$22,518

Adjusted OIBDA(b):
Networks	$1,096	$1,008	$3,141	$2,826
Filmed Entertainment	385	381	956	857
Publishing	139	241	295	655
Corporate	(69)	(68)	(217)	(244)
Intersegment eliminations	14	19	—	17

Total Content Group Adjusted OIBDA	1,565	1,581	4,175	4,111
AOL	239	398	765	1,153

Total Adjusted OIBDA	$1,804	$1,979	$4,940	$5,264

Operating Income (Loss)(b):
Networks	$938	$909	$2,773	$2,532
Filmed Entertainment	291	275	648	552
Publishing	97	162	167	473
Corporate	(86)	(85)	(268)	(290)
Intersegment eliminations	14	19	—	17

Total Content Group Operating Income (Loss)	1,254	1,280	3,320	3,284
AOL	134	268	449	782

Total Operating Income (Loss)	$1,388	$1,548	$3,769	$4,066

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. Refer to Note 1, “Description of Business and Basis of Presentation.”

(b)	Adjusted OIBDA and Operating Income (Loss) for the three and nine months ended September 30, 2009 and 2008, respectively, included restructuring costs of (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(recast)(a)		(recast)(a)
Networks	$—	$—	$—	$—
Filmed Entertainment	(17)	(17)	(85)	(130)
Publishing	(12)	(1)	(7)	(16)
AOL	(10)	(2)	(83)	(15)
Corporate	—	—	—	(7)

Total Restructuring Costs	$(39)	$(20)	$(175)	$(168)

Presented below is a discussion of Time Warner’s segments for the third quarter of 2009. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting & HBO)
Revenues rose 5% ($143 million) to $2.9 billion, with 9% growth ($163 million) in Subscription revenues, partially offset by a 12% decline ($27 million) in Content revenues and a 1% decrease ($4 million) in Advertising revenues. Subscription revenues benefited primarily from the impact of the consolidation of HBO Latin America Group (“HBO LAG”), as well as higher subscription rates at both Turner and HBO, partly offset by the unfavorable impact of foreign exchange rates at Turner. Content revenues decreased due to lower ancillary sales of HBO’s original programming, offset in part by the effect of lower than anticipated home video returns of approximately $25 million. Advertising revenues reflected a decline at Turner’s news networks and the unfavorable impact of foreign exchange rates, partially offset by an increase at domestic entertainment networks.
Adjusted OIBDA increased 9% ($88 million) to $1.1 billion, driven by higher revenues and the consolidation of HBO LAG, as well as lower marketing and newsgathering costs. Programming costs rose 10%, due to the impact of the consolidation of HBO LAG and higher original programming expenses at Turner.
Operating Income grew 3% ($29 million) to $938 million, due mostly to higher Adjusted OIBDA, partly offset by a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India and higher depreciation ($5 million) and amortization ($5 million) expenses.
FILMED ENTERTAINMENT
Revenues declined 4% ($101 million) to $2.8 billion, due primarily to lower revenues from home video and interactive games, and the unfavorable impact of foreign exchange rates. Theatrical film revenues from third-quarter 2009 releases, such as Harry Potter and the Half-Blood Prince and The Final Destination, as well as carryover from The Hangover, were slightly lower than in the prior year quarter, which benefited from the success of The Dark Knight.
OIBDA rose 1% ($4 million) to $385 million, as the lower revenues were more than offset by overhead savings, lower print and advertising costs and a reduction in manufacturing and related costs.
Operating Income increased 6% ($16 million) to $291 million, due mainly to lower amortization expenses ($13 million).
PUBLISHING
Revenues decreased 18% ($204 million) to $914 million, due to declines of 22% ($129 million) in Advertising revenues, 13% ($49 million) in Subscription revenues and 24% ($32 million) in Other revenues. The decline in Advertising revenues reflected mainly lower print magazine revenues. Subscription revenues decreased due to lower magazine subscription and newsstand sales, as well as the unfavorable impact of foreign exchange rates at IPC. The decline in Other revenues resulted from decreases at the non-magazine businesses, including Southern Living At Home, which was sold during the third quarter of 2009.
Adjusted OIBDA declined 42% ($102 million) to $139 million, due mainly to the decrease in revenues and higher pension expense, partly offset by lower overhead costs, including cost savings related to the reorganization in the fourth quarter of 2008. The current and prior year quarters included restructuring charges of $12 million and $1 million, respectively.
Operating Income decreased 40% ($65 million) to $97 million, resulting primarily from the decline in Adjusted OIBDA, partly offset by the effect of a $30 million noncash asset impairment incurred in the third quarter of 2008 related to a sub-lease with a tenant that filed for bankruptcy.

AOL
Revenues were down 23% ($235 million) to $777 million, resulting from a 29% decline ($138 million) in Subscription revenues due to continued subscriber losses and an 18% decrease ($92 million) in Advertising revenues. The decline in Advertising revenues was due primarily to lower paid-search and display advertising on AOL Media, reduced sales of advertising on third-party Internet sites and the unfavorable impact of foreign exchange rates.
Adjusted OIBDA declined 40% ($159 million) to $239 million, due primarily to lower revenues, partially offset by lower traffic acquisition costs and reduced overhead, network and other expenses. The current and prior year quarters also included net restructuring charges of $10 million and $2 million, respectively.
Operating Income decreased 50% ($134 million) to $134 million, due to the decline in Adjusted OIBDA, partly offset by lower amortization ($11 million) and depreciation ($10 million) expenses.
Key Operating Metrics
During the quarter, AOL had 102 million average monthly domestic unique visitors and 44 billion domestic page views, according to comScore Media Metrix, which translates into 144 average monthly domestic page views per unique visitor.
As of September 30, 2009, the AOL service had 5.4 million U.S. access subscribers, a decline of 438,000 from the prior quarter and 2.1 million from September 30, 2008.
Consolidated Reported Net Income and Per Share Results
For the three months ended September 30, 2009, the Company reported Net Income of $661 million, or $0.55 per diluted common share. This compares to Net Income in the prior year quarter of $1.1 billion, or $0.89 per diluted common share.
Adjusted EPS was $0.61 for the three months ended September 30, 2009, compared to $0.65 in the third quarter of last year. The decline in Adjusted EPS was due to lower Adjusted OIBDA, offset in part by the impact of a decrease in the effective tax rate, lower amortization and depreciation expenses and lower interest expense.
For the three months ended September 30, 2009, the Company reported Income from Continuing Operations of $662 million, or $0.55 per diluted common share, compared to Income from Continuing Operations of $761 million, or $0.63 per diluted common share, in the third quarter of 2008.
Refer to the reconciliation of Adjusted EPS to Diluted Income per Common Share from Continuing Operations in this release for details.
Discontinued operations included the operating results of Time Warner Cable Inc. for all periods presented. Specifically, discontinued operations reflected Net Income of $306 million for the prior year quarter.
Stock Repurchase Program Update
From the announcement of the Company’s $5 billion stock repurchase program on August 1, 2007 through November 2, 2009, the Company has repurchased approximately 83 million shares of common stock for approximately $3.7 billion. These amounts reflect the purchase of 18 million shares of common stock for approximately $530 million since the Company reported second-quarter 2009 earnings on July 29, 2009.

Use of Non-GAAP Financial Measures
The Company utilizes Operating Income (Loss) before Depreciation and Amortization (“OIBDA”), among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using OIBDA excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as “Adjusted OIBDA”). The Company also uses Content Group Adjusted OIBDA to further evaluate the Content Group businesses relative to their peers. OIBDA and the Adjusted OIBDA measures are considered important indicators of the operational strength of the Company’s businesses. OIBDA eliminates the uneven effect across all business segments of noncash depreciation of tangible assets and amortization of certain intangible assets that were primarily recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, the Adjusted OIBDA measures do not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items. Adjusted EPS is considered an important indicator of the operational strength of the Company’s businesses as this measure eliminates amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of this measure, however, are that it does not reflect certain cash charges that affect the operating results of the Company’s businesses and that it involves judgment as to whether items affect fundamental operating performance. Also, a general limitation of Adjusted EPS is that this measure is not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items.
Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, and excess tax benefits from the exercise of stock options, less capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
OIBDA, the Adjusted OIBDA measures, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income, Net Income, Diluted Income per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

About Time Warner Inc.
Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment, publishing and interactive services, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution platforms.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Information on Time Warner’s Business Outlook Release & Conference Call
Time Warner Inc. issued a separate release today regarding its 2009 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, November 4, 2009. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Contacts:

Corporate Communications	Investor Relations

Edward Adler (212) 484-6630	Doug Shapiro (212) 484-8926
Keith Cocozza (212) 484-7482	Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions)

	September 30,	December 31,
	2009	2008
		(recast)
ASSETS
Current assets
Cash and equivalents	$7,126	$1,233
Receivables, less allowances of $1,799 and $2,269	4,833	5,664
Inventories	1,892	1,842
Deferred income taxes	704	624
Prepaid expenses and other current assets	697	772
Current assets of discontinued operations	—	6,480

Total current assets	15,252	16,615

Noncurrent inventories and film costs	5,658	5,339
Investments, including available-for-sale securities	1,174	1,036
Property, plant and equipment, net	4,691	4,896
Intangible assets subject to amortization, net	3,470	3,564
Intangible assets not subject to amortization	7,831	7,728
Goodwill	31,978	32,428
Other assets	1,212	1,220
Noncurrent assets of discontinued operations	—	41,231

Total assets	$71,266	$114,057

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$8,084	$8,194
Deferred revenue	970	1,012
Debt due within one year	2,090	2,066
Current liabilities of discontinued operations	2	2,865

Total current liabilities	11,146	14,137

Long-term debt	15,410	19,889
Deferred income taxes	1,447	974
Deferred revenue	269	266
Other noncurrent liabilities	6,506	6,801
Noncurrent liabilities of discontinued operations	—	26,320

Equity
Time Warner common stock, $0.01 par value, 1.632 billion and 1.630 billion shares issued and 1.171 billion and 1.196 billion shares outstanding	16	16
Paid-in-capital	161,483	169,564
Treasury stock, at cost (461 million and 434 million shares)	(26,535)	(25,836)
Accumulated other comprehensive loss, net	(1,047)	(1,676)
Accumulated deficit	(97,775)	(99,780)

Total Time Warner Inc. shareholders’ equity	36,142	42,288
Noncontrolling interests (including $0 and $2,751 attributable to discontinued operations)	346	3,382

Total equity	36,488	45,670

Total liabilities and equity	$71,266	$114,057

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
		(recast)		(recast)
Revenues:
Subscription	$2,562	$2,584	$7,669	$7,800
Advertising	1,632	1,856	4,943	5,763
Content	2,754	2,906	7,680	8,278
Other	187	233	597	677

Total revenues	7,135	7,579	20,889	22,518
Costs of revenues	(3,924)	(4,103)	(11,645)	(12,612)
Selling, general and administrative	(1,612)	(1,726)	(4,862)	(5,225)
Amortization of intangible assets	(115)	(140)	(348)	(387)
Restructuring costs	(39)	(20)	(175)	(168)
Asset impairments	(57)	(39)	(57)	(57)
Loss on sale of assets	—	(3)	(33)	(3)

Operating income	1,388	1,548	3,769	4,066
Interest expense, net	(297)	(321)	(904)	(999)
Other income (loss), net	(51)	29	(71)	(21)

Income from continuing operations before income taxes	1,040	1,256	2,794	3,046
Income tax provision	(377)	(487)	(1,042)	(1,147)

Income from continuing operations	663	769	1,752	1,899
Discontinued operations, net of tax	(1)	355	130	890

Net income	662	1,124	1,882	2,789
Less Net income attributable to noncontrolling interests	(1)	(57)	(41)	(159)

Net income attributable to Time Warner Inc. shareholders	$661	$1,067	$1,841	$2,630

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$662	$761	$1,736	$1,873
Discontinued operations, net of tax	(1)	306	105	757

Net income	$661	$1,067	$1,841	$2,630

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$0.56	$0.64	$1.45	$1.57
Discontinued operations	—	0.25	0.09	0.63

Basic net income per common share	$0.56	$0.89	$1.54	$2.20

Average basic common shares outstanding	1,179.9	1,194.8	1,190.4	1,193.7

Diluted income per common share from continuing operations	$0.55	$0.63	$1.45	$1.56
Discontinued operations	—	0.26	0.08	0.63

Diluted net income per common share	$0.55	$0.89	$1.53	$2.19

Average diluted common shares outstanding	1,193.3	1,202.1	1,199.7	1,200.9

Cash dividends declared per share of common stock	$0.1875	$0.1875	$0.5625	$0.5625

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Nine Months Ended September 30,
(Unaudited, millions)

	2009	2008
		(recast)
OPERATIONS
Net income	$1,882	$2,789
Less Discontinued operations, net of tax	130	890

Net income from continuing operations	1,752	1,899
Adjustments for noncash and nonoperating items:
Depreciation and amortization	1,060	1,125
Amortization of film and television costs	4,817	4,331
Asset impairments	57	57
Gain (loss) on investments and other assets, net	24	12
Equity in losses of investee companies, net of cash distributions	53	28
Equity-based compensation	151	167
Deferred income taxes	138	154
Changes in operating assets and liabilities, net of acquisitions	(4,570)	(3,527)

Cash provided by operations from continuing operations	3,482	4,246

INVESTING ACTIVITIES
Investments in available-for-sale securities	(4)	(17)
Investments and acquisitions, net of cash acquired	(716)	(1,702)
Capital expenditures and product development costs	(464)	(556)
Investment proceeds from available-for-sale securities	50	15
Proceeds from the Special Dividend paid by Time Warner Cable Inc.	9,253	—
Other investment proceeds	242	242

Cash provided (used) by investing activities from continuing operations	8,361	(2,018)

FINANCING ACTIVITIES
Borrowings	3,542	25,719
Debt repayments	(8,014)	(27,026)
Proceeds from exercise of stock options	23	125
Excess tax benefit on stock options	—	3
Principal payments on capital leases	(38)	(31)
Repurchases of common stock	(676)	(332)
Dividends paid	(676)	(675)
Other financing activities	(59)	(20)

Cash used by financing activities from continuing operations	(5,898)	(2,237)

Cash provided (used) by continuing operations	5,945	(9)

Cash provided by operations from discontinued operations	532	3,849
Cash used by investing activities from discontinued operations	(622)	(3,094)
Cash provided (used) by financing activities from discontinued operations	(5,224)	2,092
Effect of change in cash and equivalents of discontinued operations	5,262	(2,858)

Cash used by discontinued operations	(52)	(11)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	5,893	(20)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,233	1,285

CASH AND EQUIVALENTS AT END OF PERIOD	$7,126	$1,265

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OIBDA TO OIBDA
(Unaudited, millions)
Three Months Ended September 30, 2009

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
	Adjusted	Asset	Government	From Asset
	OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(a)	$1,096	$(52)	$—	$—	$1,044
Filmed Entertainment	385	—	—	—	385
Publishing	139	—	—	—	139
Corporate(b)	(69)	—	(7)	—	(76)
Intersegment eliminations	14	—	—	—	14

Total Content Group	1,565	(52)	(7)	—	1,506
AOL(c)	239	(5)	—	—	234

Total	$1,804	$(57)	$(7)	$—	$1,740

Three Months Ended September 30, 2008 (recast)

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
	Adjusted	Asset	Government	From Asset
	OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(a)	$1,008	$—	$—	$(3)	$1,005
Filmed Entertainment	381	—	—	—	381
Publishing(d)	241	(30)	—	—	211
Corporate(b)	(68)	—	(5)	—	(73)
Intersegment eliminations	19	—	—	—	19

Total Content Group	1,581	(30)	(5)	(3)	1,543
AOL(c)	398	(9)	—	—	389

Total	$1,979	$(39)	$(5)	$(3)	$1,932

(a)	For the three months ended September 30, 2009, OIBDA includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India. For the three months ended September 30, 2008, OIBDA includes a $3 million loss on the completion of the sale of GameTap, an online video game business.

(b)	For the three months ended September 30, 2009 and 2008, OIBDA includes $7 million and $5 million, respectively, in net expenses related to securities litigation and government investigations.

(c)	For the three months ended September 30, 2009, OIBDA includes a $5 million noncash impairment of certain trade names. For the three months ended September 30, 2008, OIBDA includes a $9 million noncash impairment of a building.

(d)	For the three months ended September 30, 2008, OIBDA includes a $30 million noncash impairment related to a sub-lease with a tenant that filed for bankruptcy in September 2008.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OIBDA TO OIBDA
(Unaudited, millions)
Nine Months Ended September 30, 2009

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
	Adjusted	Asset	Government	From Asset
	OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(a)	$3,141	$(52)	$—	$—	$3,089
Filmed Entertainment(b)	956	—	—	(33)	923
Publishing	295	—	—	—	295
Corporate(c)	(217)	—	(21)	—	(238)
Intersegment eliminations	—	—	—	—	—

Total Content Group	4,175	(52)	(21)	(33)	4,069
AOL(d)	765	(5)	—	—	760

Total	$4,940	$(57)	$(21)	$(33)	$4,829

Nine Months Ended September 30, 2008 (recast)

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
	Adjusted	Asset	Government	From Asset
	OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(a)	$2,826	$(18)	$—	$(3)	$2,805
Filmed Entertainment	857	—	—	—	857
Publishing(e)	655	(30)	—	—	625
Corporate(c)	(244)	—	(13)	—	(257)
Intersegment eliminations	17	—	—	—	17

Total Content Group	4,111	(48)	(13)	(3)	4,047
AOL(d)	1,153	(9)	—	—	1,144

Total	$5,264	$(57)	$(13)	$(3)	$5,191

(a)	For the nine months ended September 30, 2009, OIBDA includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India. For the nine months ended September 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as well as a $3 million loss on the completion of the sale of GameTap.

(b)	For the nine months ended September 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.

(c)	For the nine months ended September 30, 2009 and 2008, OIBDA includes $21 million and $13 million, respectively, in net expenses related to securities litigation and government investigations.

(d)	For the nine months ended September 30, 2009, OIBDA includes a $5 million noncash impairment of certain trade names. For the nine months ended September 30, 2008, OIBDA includes a $9 million noncash impairment of a building.

(e)	For the nine months ended September 30, 2008, OIBDA includes a $30 million noncash impairment related to a sub-lease with a tenant that filed for bankruptcy in September 2008.

TIME WARNER INC.
RECONCILIATION OF OIBDA TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Three Months Ended September 30, 2009

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(a)	$1,044	$(87)	$(19)	$938
Filmed Entertainment	385	(43)	(51)	291
Publishing	139	(31)	(11)	97
Corporate(b)	(76)	(10)	—	(86)
Intersegment eliminations	14	—	—	14

Total Content Group	1,506	(171)	(81)	1,254
AOL(c)	234	(66)	(34)	134

Total	$1,740	$(237)	$(115)	$1,388

Three Months Ended September 30, 2008 (recast)

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(a)	$1,005	$(82)	$(14)	$909
Filmed Entertainment	381	(42)	(64)	275
Publishing(d)	211	(32)	(17)	162
Corporate(b)	(73)	(12)	—	(85)
Intersegment eliminations	19	—	—	19

Total Content Group	1,543	(168)	(95)	1,280
AOL(c)	389	(76)	(45)	268

Total	$1,932	$(244)	$(140)	$1,548

(a)	For the three months ended September 30, 2009, OIBDA includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India. For the three months ended September 30, 2008, OIBDA includes a $3 million loss on the completion of the sale of GameTap.

(b)	For the three months ended September 30, 2009 and 2008, OIBDA includes $7 million and $5 million, respectively, in net expenses related to securities litigation and government investigations.

(c)	For the three months ended September 30, 2009, OIBDA includes a $5 million noncash impairment of certain trade names. For the three months ended September 30, 2008, OIBDA includes a $9 million noncash impairment of a building.

(d)	For the three months ended September 30, 2008, OIBDA includes a $30 million noncash impairment related to a sub-lease with a tenant that filed for bankruptcy in September 2008.

TIME WARNER INC.
RECONCILIATION OF OIBDA TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Nine Months Ended September 30, 2009

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(a)	$3,089	$(259)	$(57)	$2,773
Filmed Entertainment(b)	923	(124)	(151)	648
Publishing	295	(93)	(35)	167
Corporate(c)	(238)	(30)	—	(268)
Intersegment eliminations	—	—	—	—

Total Content Group	4,069	(506)	(243)	3,320
AOL(d)	760	(206)	(105)	449

Total	$4,829	$(712)	$(348)	$3,769

Nine Months Ended September 30, 2008 (recast)

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(a)	$2,805	$(241)	$(32)	$2,532
Filmed Entertainment	857	(126)	(179)	552
Publishing(e)	625	(100)	(52)	473
Corporate(c)	(257)	(33)	—	(290)
Intersegment eliminations	17	—	—	17

Total Content Group	4,047	(500)	(263)	3,284
AOL(d)	1,144	(238)	(124)	782

Total	$5,191	$(738)	$(387)	$4,066

(a)	For the nine months ended September 30, 2009, OIBDA includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India. For the nine months ended September 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as well as a $3 million loss on the completion of the sale of GameTap.

(b)	For the nine months ended September 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.

(c)	For the nine months ended September 30, 2009 and 2008, OIBDA includes $21 million and $13 million, respectively, in net expenses related to securities litigation and government investigations.

(d)	For the nine months ended September 30, 2009, OIBDA includes a $5 million noncash impairment of certain trade names. For the nine months ended September 30, 2008, OIBDA includes a $9 million noncash impairment of a building.

(e)	For the nine months ended September 30, 2008, OIBDA includes a $30 million noncash impairment related to a sub-lease with a tenant that filed for bankruptcy in September 2008.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO
DILUTED INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS
(Unaudited; millions, except for per share amounts)
Adjusted diluted income per common share from continuing operations (“Adjusted EPS”) is diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items.
A reconciliation of Adjusted EPS to diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders and the related reconciliation of adjusted income from continuing operations attributable to Time Warner Inc. shareholders to income from continuing operations attributable to Time Warner Inc. shareholders are set forth below:

	Three Months Ended		Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
		(recast)		(recast)
Amounts related to securities litigation and government investigations	$(7)	$(5)	$(21)	$(13)
Asset impairments	(57)	(39)	(57)	(57)
Loss on sale of assets	—	(3)	(33)	(3)

Impact on Operating Income	(64)	(47)	(111)	(73)

Investment gains (losses), net	(25)	(6)	(1)	(22)
Amounts related to the separation of Time Warner Cable Inc.	4	(2)	6	(7)
Costs related to the separation of AOL	(4)	—	(24)	—
Share of equity investment gain on disposal of assets	—	30	—	30

Pretax impact	(89)	(25)	(130)	(72)
Income tax impact of above items	27	10	30	26
Tax items related to Time Warner Cable Inc.	—	(8)	24	(8)

After-tax impact	(62)	(23)	(76)	(54)
Noncontrolling interest impact	—	—	5	—

Impact of items affecting comparability on income from continuing operations	$(62)	$(23)	$(71)	$(54)

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$662	$761	$1,736	$1,873
Less Impact of items affecting comparability on income from continuing operations	(62)	(23)	(71)	(54)

Adjusted income from continuing operations	$724	$784	$1,807	$1,927

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$0.55	$0.63	$1.45	$1.56
Less Impact of items affecting comparability on diluted income per common share from continuing operations	(0.06)	(0.02)	(0.06)	(0.04)

Adjusted EPS	$0.61	$0.65	$1.51	$1.60

Average diluted common shares outstanding	1,193.3	1,202.1	1,199.7	1,200.9

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS — (Continued)
(Unaudited; millions, except for per share amounts)
Amounts Related to Securities Litigation
     The Company recognized legal and other professional fees related to the defense of various shareholder lawsuits totaling $7 million and $21 million for the three and nine months ended September 30, 2009, respectively, and $5 million and $13 million for the three and nine months ended September 30, 2008, respectively.
Asset Impairments
     During the three and nine months ended September 30, 2009, the Company recorded a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India at the Networks segment and a $5 million noncash impairment of certain trade names at the AOL segment. During the three and nine months ended September 30, 2008, the Company recorded a $30 million noncash impairment at the Publishing segment related to a sub-lease with a tenant that filed for bankruptcy in September 2008 and a $9 million noncash impairment of a building at the AOL segment. In addition, during the nine months ended September 30, 2008, the Company recorded an $18 million noncash impairment of GameTap at the Networks segment as a result of Turner’s decision to sell its online video game business.
Loss on Sale of Assets
     For the nine months ended September 30, 2009, the Company recognized a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
     For the three and nine months ended September 30, 2008, the Company recorded a $3 million loss on the completion of the sale of GameTap at the Networks segment.
Investment Losses, Net
     For the three and nine months ended September 30, 2009, the Company recognized $2 million and $23 million, respectively, of miscellaneous investment losses. In addition, for the three and nine months ended September 30, 2009, the Company recognized a $23 million impairment of the Company’s investment in Miditech Pvt. Limited, a programming production company in India, and, for the nine months ended September 30, 2009, a $28 million gain on the sale of the Company’s investment in TiVo Inc. and a $17 million gain on the sale of the Company’s investment in Eidos plc (formerly Sci Entertainment Group plc) (“Eidos”).
     For the three and nine months ended September 30, 2008, the Company recognized $6 million of miscellaneous investment losses and $14 million of miscellaneous investment gains, respectively. In addition, for the nine months ended September 30, 2008, the Company recognized a $26 million impairment of the Company’s investment in Eidos and $10 million of losses resulting from market fluctuations in equity derivative instruments.
Amounts Related to the Separation of TWC
     The Company incurred pretax direct transaction costs (e.g., legal and professional fees) related to the separation of TWC of $6 million for the nine months ended September 30, 2009 and $2 million and $7 million for the three and nine months ended September 30, 2008, respectively, which have been reflected in other income (loss), net in the accompanying consolidated statement of operations. In addition, for the three and nine months ended September 30, 2009, the Company recognized $4 million and $12 million, respectively, of other income related to the increase in the estimated fair value of Time Warner equity awards held by TWC employees.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS — (Continued)
(Unaudited; millions, except for per share amounts)
Costs Related to the Separation of AOL
     The Company incurred costs related to the separation of AOL of $4 million and $24 million, respectively, for the three and nine months ended September 30, 2009, which have been reflected in other income (loss), net in the accompanying consolidated statement of operations. These costs included $4 million and $9 million, respectively, of pretax direct transaction costs (e.g., legal and professional fees) for the three and nine months ended September 30, 2009 and $15 million of financing costs related to the solicitation of consents from debt holders to amend the indentures governing certain of the Company’s debt securities for the nine months ended September 30, 2009.
Share of Equity Investment Gain on Disposal of Assets
     For the three and nine months ended September 30, 2008, the Company recognized its $30 million share of a pretax gain on the sale of a Central European documentary channel by an equity method investee.
Income Tax Impact and Tax Items Related to TWC
     The income tax impact reflects the estimated tax or tax benefit associated with each item affecting comparability. Such estimated taxes or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions. For the nine months ended September 30, 2009, the Company also recognized approximately $24 million of tax benefits attributable to the impact of certain state tax law changes on TWC net deferred tax liabilities.
Noncontrolling Interest Impact
     The noncontrolling interest impact for the nine months ended September 30, 2009 of $5 million reflects the minority owner’s share of the tax provision related to changes in certain state tax laws.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS FROM CONTINUING OPERATIONS TO
FREE CASH FLOW
(Unaudited; millions)

	Three Months Ended		Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
		(recast)		(recast)
Cash provided by operations from continuing operations	$1,354	$1,835	$3,482	$4,246
Add payments related to securities litigation and government investigations	7	5	21	13
Add external costs related to mergers, acquisitions, investments or dispositions	4	—	30	—
Add excess tax benefits on stock options	—	—	—	3
Less capital expenditures and product development costs	(164)	(215)	(464)	(556)
Less principal payments on capital leases	(13)	(11)	(38)	(31)

Free Cash Flow(a)	$1,188	$1,614	$3,031	$3,675

(a)	Free Cash Flow is cash provided by operations from continuing operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business
Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment, publishing and interactive services. Time Warner classifies its operations into four reportable segments: Networks: consisting principally of cable television networks that provide programming; Filmed Entertainment: consisting principally of feature film, television and home video production and distribution; Publishing: consisting principally of magazine publishing; and AOL: consisting principally of interactive consumer and advertising services.
Changes in Basis of Presentation
The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the financial condition and results of operations of Time Warner Cable Inc. (“TWC”) as discontinued operations for all periods presented, (ii) the adoption of recent accounting guidance pertaining to noncontrolling interests, (iii) the adoption of recent accounting guidance pertaining to participating securities and (iv) the 1-for-3 reverse stock split of the Company’s common stock that became effective on March 27, 2009.
TWC Separation from Time Warner
On March 12, 2009, the Company disposed of all of its shares of TWC common stock. With the completion of the legal and structural separation of TWC from Time Warner (the “TWC Separation”), the Company disposed of the Cable segment in its entirety. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations in the accompanying consolidated financial statements for all periods presented.
Noncontrolling Interests
On January 1, 2009, the Company adopted recent accounting guidance for noncontrolling interest in a consolidated subsidiary, including the accounting treatment upon the deconsolidation of a subsidiary. This guidance is being applied prospectively, except for the provisions related to the presentation of noncontrolling interests, which are being applied retrospectively. As of September 30, 2009 and December 31, 2008, noncontrolling interests of $346 million and $3.382 billion, respectively, have been classified as a component of equity in the consolidated balance sheet. For the three and nine months ended September 30, 2009, net income attributable to noncontrolling interests of $1 million and $41 million, respectively, and for the three and nine months ended September 30, 2008, net income attributable to noncontrolling interests of $57 million and $159 million, respectively, are included in net income. The Company’s adoption of this guidance did not affect earnings per share amounts in prior periods.
Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities
On January 1, 2009, the Company adopted recent accounting guidance which requires that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends or dividend equivalents (such as restricted stock units granted by the Company) be considered participating securities. Because the awards are participating securities, the Company is required to apply the two-class method of computing basic and diluted earnings per share. The Company’s adoption of this guidance did not affect earnings per share amounts in prior periods.
Note 2: INTERSEGMENT TRANSACTIONS
In the normal course of business, the Time Warner segments enter into transactions with one another. The most common types of intersegment transactions include:
•	The Filmed Entertainment segment generating Content revenues by licensing television and theatrical programming to the Networks segment; and

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
•	The Networks, Publishing and AOL segments generating Advertising revenues by promoting the products and services of other Time Warner segments.
These intersegment transactions are recorded by each segment at estimated fair value as if the transactions were with third parties and, therefore, affect segment performance. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses or assets recognized by the segment that is counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results. Additionally, transactions between divisions within the same reporting segment (e.g., a transaction between Home Box Office, Inc. and Turner Broadcasting System, Inc. within the Networks segment) are eliminated in arriving at segment performance and, therefore, do not affect segment results.
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
		(recast)		(recast)
Intersegment Revenues
Networks	$22	$22	$72	$79
Filmed Entertainment	182	130	491	411
Publishing	5	9	19	22
AOL	1	2	3	7

Total intersegment revenues	$210	$163	$585	$519

Note 3: FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES
Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
		(recast)		(recast)
Home video and electronic delivery of theatrical product revenues	$549	$592	$1,607	$2,168
Home video and electronic delivery of television product revenues	196	207	514	557